CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Pre-Effective Amendment 2 to the Registration Statement on Form N-4, 333-229360 of RiverSource® RAVA 5 Choice SM Variable Annuity of our report dated February 26, 2019 relating to the consolidated financial statements of RiverSource Life Insurance Company and our report dated April 19, 2019 with respect to the financial statements of RiverSource Variable Account 10, which appear in such Registration Statement. We also consent to the reference to us as experts under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

PricewaterhouseCoopers LLP

Minneapolis, Minnesota

April 22, 2019